UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

GSI COMMERCE, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, PA	19406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 491-7000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) adopted a form of Performance Restricted Stock Unit Award Grant Notice to be used to make Performance Restricted Stock Unit Awards to executives of GSI Commerce, Inc. The form of Performance Restricted Stock Unit Award Grant Notice is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

On March 31, 2010, the Compensation Committee adopted a supplemental bonus plan for Damon Mintzer, our Executive Vice President, Business Development. The bonus plan is not set forth in a written agreement. Under the bonus plan, Mr. Mintzer may earn up to 37.5% of his fiscal 2010 base salary for his performance during fiscal 2010 as determined by the Compensation Committee.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Executive Performance Restricted Stock Unit Award Grant Notice Under the GSI Commerce, Inc. 2005 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

By:	/s/ Michael R. Conn

Michael R. Conn
Executive Vice President and Chief Financial Officer

Dated: April 6, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Performance Restricted Stock Unit Award Grant Notice Under the GSI Commerce, Inc. 2005 Equity Incentive Plan.